                                                                EXHIBIT 4.1

CUSIP NO.  792860 50 4                                              $442,750,000
                                     No. R-1

                          THE ST. PAUL COMPANIES, INC.

                           5.25% SENIOR NOTES DUE 2007

SPECIFIED CURRENCY:   U.S. DOLLARS

ORIGINAL ISSUE DATE:  INTEREST RATE:  5.25%,    MATURITY DATE:
July 31, 2002         SUBJECT TO RESET          August 16, 2007

INTEREST PAYMENTS:    QUARTERLY ON FEBRUARY 16, MAY 16, AUGUST 16, AND
NOVEMBER 16, COMMENCING NOVEMBER 16, 2002

         THE ST. PAUL COMPANIES, INC., a corporation duly organized and existing under the laws of the State of Minnesota (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to JPMORGAN CHASE BANK, as Purchase Contract Agent, or registered assigns, the principal sum of $442,750,000 (FOUR HUNDRED FORTY TWO MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS) on August 16, 2007, and to pay interest thereon from July 31, 2002 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing November 16, 2002 (each, an "Interest Payment Date"), initially at the rate of 5.25% per annum through and including the day immediately preceding the Reset Effective Date (as defined on the reverse hereof) and at the Reset Rate (as defined on the reverse hereof) thereafter until the principal hereof shall have been paid or duly made available for payment. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months and, except as provided in the Indenture, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in such 90-day period. In any case where any Interest Payment Date of this Security shall not be a Business Day, then (notwithstanding any other provision of the Indenture or of the Securities of this series) payment of interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, provided that no such interest shall accrue with respect to such payment, for the period from and after such Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be February 1, May 1, August 1 and November 1 (whether or not a Business Day), as the case may be, preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than ten days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account in the United States designated to the Trustee by a prior written notice by such Person delivered at least five Business Days prior to the applicable Interest Payment Date.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  July 31, 2002                              THE ST. PAUL COMPANIES, INC.


                                                   By:
                                                         -----------------------
                                                   Name:
                                                   Title:
ATTEST:

-----------------------
Corporate Secretary

[SEAL]

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                                     JPMORGAN CHASE BANK,
                                                      as Trustee,


                                                     By:
                                                         -----------------------
                                                            Authorized Officer

                              (REVERSE OF SECURITY)

                          THE ST. PAUL COMPANIES, INC.
                           5.25% SENIOR NOTES DUE 2007

         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of March 12, 2002 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and JPMorgan Chase Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), as supplemented by a Board Resolution dated July 25, 2002, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities of this series and of the terms upon which such Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof limited in aggregate principal amount to $442,750,000.

         The Securities of this series were initially issued as components of the Company's equity units that are in the form of corporate units (each, a "Corporate Unit"), each such Corporate Unit initially consisting of (a) a stock purchase contract (each, a "Purchase Contract") under which (i) the holder will agree to purchase from the Company on August 16, 2005, a specified number of newly issued shares of common stock, without par value, of the Company and (ii) the Company will pay to the holder quarterly contract adjustment payments and
(b) $50 principal amount of the Securities of this series. In accordance with the terms of the Purchase Contract Agreement, dated as of July 31, 2002 (the "Purchase Contract Agreement"), between the Company and JPMorgan Chase Bank, as purchase contract agent (the "Purchase Contract Agent"), on their initial issuance the Securities of this series were pledged by the Purchase Contract Agent, on behalf of the holders of the Corporate Units, to BNY Midwest Trust Company, as collateral agent (the "Collateral Agent"), pursuant to the Pledge Agreement, dated as of July 31, 2002 (the "Pledge Agreement"), among the Company, the Purchase Contract Agent and the Collateral Agent, to secure such holders' obligations to purchase shares of the common stock of the Company under the Purchase Contracts.

         The interest rate on this Security shall be reset to the Reset Rate, effective as of the Reset Effective Date, in the event of a successful remarketing of the Securities of this series pursuant to the Remarketing Agreement (the "Remarketing Agreement") to be entered into among the Company, JPMorgan Chase Bank, as Purchase Contract Agent and as attorney-in-fact of the holders of Purchase Contracts, and a remarketing agent to be designated by the Company (the "Remarketing Agent"). Pursuant to the Remarketing Agreement, the Remarketing Agent shall use its reasonable best efforts to remarket the Securities of this series at a specified aggregate price on the third Business Day immediately preceding May 16, 2005, and, if the remarketing on such date is unsuccessful or has not occurred because a condition precedent thereto has not been fulfilled, on the third Business Day immediately preceding July 1, 2005, and, if the remarketing on such date is unsuccessful or has not occurred because a condition precedent thereto has not been fulfilled, on the third Business Day immediately preceding August 16, 2005. If a remarketing is successful, the Reset Rate shall be the interest rate at which the Securities of this series were successfully remarketed, and the Reset Effective Date shall be the third Business Day immediately following the date of such successful remarketing, which is also the date on which such remarketing shall settle. If a remarketing fails, the interest rate will not be reset at that time. In the event of a successful remarketing, the interest rate on this Security shall be reset at the Reset Rate as of the Reset Effective Date whether or not the Holder of this Security shall have participated in such remarketing.

         If a Tax Event (as defined below) occurs and is continuing, the Company may, upon not more than 60 or less than 30 days' notice by mail, at its option, redeem the Securities of this series, in whole, but not in part, at any time at the Redemption Amount (as defined below) for each such Security, plus accrued and unpaid interest on such Security with respect to any Interest Payment Date on or prior to the date of redemption. If the Tax Event redemption occurs prior to May 16, 2005, or, if the remarketing on the third Business Day prior to May 16, 2005 is unsuccessful, but the remarketing on the third Business Day prior to July 1, 2005 is successful, prior to July 1, 2005 or if the remarketing on the third Business Day prior to July 1, 2005 is unsuccessful, prior to August 16, 2005, the Redemption Amount for Securities of this series forming a part of the Corporate Units will be distributed to the Collateral Agent, who in turn will purchase the Treasury portfolio described below on behalf of the holders of the Corporate Units of which the Securities of this series form a part and remit the remainder of the Redemption Amount, if any, to the Purchase Contract Agent for payment to the holders of such Corporate Units. The Treasury portfolio will be substituted for the Securities and will be pledged to the Collateral Agent to secure the Corporate Unit holders' obligations to purchase shares of common stock of the Company under the Purchase Contracts.

         "Tax Event" means the receipt by the Company of an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that there is more than an insubstantial risk that interest or original issue discount on the Securities of this series would not be deductible, in whole or in part, by the Company for United States federal income tax purposes as a result of any amendment to, change in, or announced proposed change in, the laws, or any regulations thereunder, of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, any amendment to or change in an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority or any interpretation or pronouncement that provides for a position with respect to any such laws or regulations that differs from the generally accepted position on July 25, 2002, which amendment, change or proposed change is effective or which interpretation or pronouncement is announced on or after July 25, 2002.

         The Treasury portfolio to be purchased on behalf of the holders of Corporate Units will consist of interest or principal strips of U.S. Treasury securities of this series which mature on or prior to August 15, 2005 in an aggregate amount equal to the aggregate principal amount of the Securities of this series included in Corporate Units and with respect to each scheduled Interest Payment Date on the Securities of this series that occurs after the Tax Event redemption date and on or before August 16, 2005, interest or principal strips of U.S. Treasury securities which mature on or prior to such Interest Payment Date in an aggregate amount equal to the aggregate interest payment that would be due on the aggregate principal amount of the Securities of this series on such date if the interest rate of the Securities was not reset on the applicable Reset Effective Date.

         Solely for purposes of determining the Treasury portfolio purchase price in the case of a Tax Event redemption date that occurs after August 15, 2005 or the earlier successful remarketing of the Securities of this series, "Treasury portfolio" shall mean a portfolio of zero-coupon U.S. Treasury securities consisting of principal or interest strips of U.S. Treasury securities which mature on or prior to August 15, 2007 in an aggregate amount equal to the aggregate principal amount of the Securities of this series outstanding on the Tax Event redemption date and with respect to each scheduled Interest Payment Date on the Securities of this series that occurs after the Tax Event redemption date, interest or principal strips of U.S. Treasury securities which mature on or prior to such Interest Payment Date in an aggregate amount equal to the aggregate interest payment that would be due on the aggregate principal amount of the Securities of this series outstanding on the Tax Event redemption date.

         "Redemption Amount" means for each Security of this series an amount in cash equal to (1) in the case of a Tax Event redemption occurring prior to May 16, 2005, or, if the remarketing on the third Business Day prior to May 16, 2005 shall be unsuccessful but the remarketing on the third Business Day prior to July 1, 2005 is successful, prior to July 1, 2005, or prior to August 16, 2005 if the remarketing on the third Business Day prior to July 1, 2005 shall be unsuccessful, the product of (a) the principal amount of such Security and (b) a fraction whose (i) numerator is the Treasury Portfolio Purchase Price (as defined below) and whose (ii) denominator is the aggregate principal amount of Securities of this series included in Corporate Units, and (2) in the case of a Tax Event redemption occurring on or after May 16, 2005 (if the remarketing on the third Business Day prior to May 16, 2005 is successful), or, if the remarketing on the third Business Day prior to July 1, 2005 shall be successful, on or after July 1, 2005, or on or after August 16, 2005 the product of (a) the principal amount of such Security and (b) a fraction whose (i) numerator is the Treasury Portfolio Purchase Price and (ii) whose denominator is the aggregate principal amount of the Securities of this series outstanding on the Tax Event redemption date.

         "Treasury Portfolio Purchase Price" means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City to the quotation agent (as defined below) on the third Business Day immediately preceding the Tax Event redemption date for the purchase of the Treasury portfolio for settlement on the tax event redemption date.

         "Quotation agent" means Merrill Lynch Government Securities, Inc. or its successor or any other primary U.S. government securities dealer in The City of New York (in the State of New York) selected by the Company.

         If the remarketing of the Securities of this series on the third Business Day prior to August 16, 2005 has occurred and has resulted in a failed remarketing, each Holder of Securities of this series shall have the right (the "Put Option") to put such Securities to the Company, on August 16, 2005, or if such date is not a Business Day, on the next succeeding Business Day (the "Put Option Settlement Date") at a repayment price equal to the principal amount of such Securities plus an amount equal to any accrued and unpaid interest thereon to the date of payment. In order for a Holder to exercise the Put Option, the Trustee must receive, on or prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Put Option Settlement Date, at its Corporate Trust Office, or at an office or agency maintained by the Company in the Borough of Manhattan, The City of New York as contemplated by Section 1002 of the Indenture, the Securities of this series to be repurchased with the form entitled "Option to Elect Repayment" on the reverse of or otherwise accompanying such Securities duly completed. Any such notice received by the Trustee shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of the Securities of this series for repayment shall be determined by the Company, whose determination shall be final and binding. Holders of Securities of this series will be notified not later than seven nor more than 15 calendar days prior to the third Business Day immediately preceding August 16, 2005 of the procedures that must be followed if such Holders wish to exercise their Put Option. If the Put Option is exercised, the payment of the repayment price in respect of this Security shall be made no later than 12:00 noon, New York City time, on the Put Option Settlement Date.

         If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the majority of the Holders in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form without coupons in denominations of $50 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned sells, assigns and transfers this Security to:

(insert address and zip code of assignee's social security or tax identification number)

(insert address and zip code of assignee)

and irrevocably appoints                                       agent to transfer
this security on the books of the Company. The agent may substitute another to act for him or her.

Dated:                                               Signature:
                                                     Signature Guarantee:

(Sign exactly as your name appears on the other side of this Security)

Signatures must be guaranteed by an "eligible guarantor institution meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                      SCHEDULE OF INCREASES OR DECREASES IN
                               PLEDGED SECURITIES

The following increases or decreases in this pledged Securities certificate have been made:

                  Amount of              Amount of                    Amount of                    Signature of
                 Decrease in            Increase in                  this Pledged                  Authorized
               Principal Amount          Principal                    Securities                   Officer of
               of this Pledged         Amount of this                 Certificate                  Trustee or
                 Securities          Pledged Securities              Following Such                Securities
    Date         Certificate            Certificate                Decrease or Increase            Custodian



                            OPTION TO ELECT REPAYMENT

         The undersigned hereby irrevocably requests and instructs the Company to, in the event of a Final Failed Remarketing, repay $50 principal amount of the _________ aggregate principal amount of 5.25% Senior Notes due 2007 (the "Securities") held by the undersigned, pursuant to its terms on the "Put Option Exercise Date," together with any interest thereon accrued but unpaid to the date of repayment, to the undersigned at:

                -------------------------------------------------
           (Please Print or type Name and Address of the Undersigned)

and [insert if Security is in certificated form only - to issue to the undersigned, pursuant to the terms of the Indenture, a new Security or Securities representing the remaining aggregate principal amount of the undersigned's Securities].

         For this Option to Elect Repayment to be effective, [insert if Note is in certificated form only, the undersigned's Securities, with] this Option to Elect Repayment form duly completed, must be received by the Trustee at [JPMorgan Chase Bank, 450 West 33rd Street, 15th Floor, New York, NY 10001,
Attn: Institutional Trust Services,] no later than 5:00 p.m. at least two Business Days prior to August 16, 2005.


Dated:                                   Signature:
       --------------                                ---------------------------
                                         Signature Guarantee:
                                                               -----------------

Note: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the Securities for which the Put Option is being exercised in every particular without alteration or enlargement or any change whatsoever.